Exhibit 10.31

                     SHAREHOLDERS AGREEMENT

     THIS SHAREHOLDERS AGREEMENT (the "Shareholders Agreement") is made as of this 6th day of February, 2001, by and among DTI Holdings, Inc. (the "Company"), a Missouri corporation, RICHARD
D. WEINSTEIN ("Weinstein"), an individual, and KLT TELECOM INC. ("KLT"), a Missouri corporation. Weinstein and KLT are hereinafter sometimes referred to collectively as "Shareholders" or individually as a "Shareholder."

     WITNESSETH:

     WHEREAS, the Shareholders have entered into an Amended and Restated Agreement, dated as of December 26, 2000, as amended as of January 18, 2001 (the "Agreement") to which this Shareholders
Agreement is attached as Exhibit 6.13;

     WHEREAS, Section 6.13 of the Agreement contemplates the execution of this Shareholders Agreement by the Shareholders as part of the Initial Closing;

     WHEREAS, the Shareholders will own the outstanding capital shares ("Shares") of Company preferred stock, $.01 par value (the "Preferred Stock") and common stock, $.01 par value (the "Common Stock") indicated on Exhibit A following the Initial Shares Closing;

     WHEREAS, it is in the best interests of the Shareholders and the Company that management of the Company be conducted in an orderly manner as hereinafter provided; and

     WHEREAS, the Shareholders desire to provide for the rights and obligations set forth herein;

     NOW, THEREFORE, the Shareholders and the Company agree as follows:

     1.   MANAGEMENT OF THE COMPANY

          1.1 COMPOSITION OF THE BOARD. The Board of Directors of the Company shall consist of the number of directors determined from time to time by KLT. One (1) director shall be designated for nomination by the Board of Directors exclusively by Weinstein (which nominee may be either Weinstein or his designee). All of the remaining directors shall be designated for nomination by the Board of Directors exclusively by KLT.

          1.2 AGREEMENT TO VOTE SHARES. At any annual or special stockholders' meeting called for the purpose of electing members of the Board of Directors of the Company, and whenever stockholders act by written consent with respect to the election of members of the Board of Directors of the Company, each of the Shareholders agrees to vote all of the Shares held or controlled by such Shareholder having voting rights with respect to the election of directors, and the Company agrees to take any and all actions necessary, to cause:

               (a) the election as directors of the Company of all of the individuals designated by KLT for nomination by the Board of Directors; and

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               (b)  the election as a director of the Company of
     the individual designated by Weinstein for nomination by the Board of Directors.

          1.3 REMOVAL AND VACANCY OF DIRECTORS. In the event either Shareholder wishes to remove a director who has been elected as its own nominee to the Board of Directors of the Company, the other Shareholder shall vote for or consent to such removal. In the event a vacancy in the office of a director is caused by death, retirement or removal of a director, the vacancy shall be filled by appointing or electing the nominee of the Shareholder whose nominee is so deceased, retired or removed. In the event KLT wishes to remove an officer who has been elected as its nominee, Weinstein shall cause the director he has nominated to vote for such removal. In the event a vacancy in the office of an officer is caused by death, retirement or removal of an officer, the vacancy shall be filled by appointing or electing the nominee of KLT.

          1.4 REQUIRED VOTES; LOCATION OF MEETINGS. Except as otherwise provided in this Shareholders Agreement, the Articles of Incorporation or Bylaws of the Company, or applicable law, all actions by the Board shall be accomplished by the vote of at least a simple majority of the Board members present at a duly called meeting or by written unanimous consent. All meetings of the Board of Directors shall take place at a location determined by KLT.

          1.5 WEINSTEIN CONSENT RIGHTS. Weinstein's consent shall be required (i) to amend the Company's articles of incorporation or bylaws in a manner that would have a direct and material adverse effect on the rights granted to Weinstein by this Shareholders Agreement, and (ii) on a residual basis, to permit transactions between the Company, on the one hand, and KLT and its affiliates, on the other hand ("Affiliated
Transactions"), to the extent otherwise prohibited by the Indenture, dated as of February 23, 1998 between the Company and The Bank of New York, as trustee (the "Note Indenture") for the
12 1/2% Series B Senior Discount Notes due 2008 (the "Notes"). While the Note Indenture or the indenture ("Exchange Note Indenture") for the Exchange Notes (as defined in Section 6.12 of the Agreement) continues in effect, the ability to waive the limitation on Affiliated Transactions shall remain solely with the holders of the Notes and/or the Exchange Notes (as defined in Section 6.12 of the Agreement), as the case may be. If the Note Indenture is eliminated or amended and the Exchange Note
Indenture is eliminated or amended, with respect to Affiliated Transactions, then the existing limitation on Affiliated Transactions contained in the Note Indenture shall become effective for the benefit of Weinstein and Weinstein shall have the sole right to consent to such transactions.

          1.6 REIMBURSABLE EXPENSES. The Company shall bear all reasonable travel and related expenses incurred by each Director to attend any meetings of the Board of Directors.

          1.7 D&O INSURANCE. If available on reasonable terms (I.E., not more than twice the current premium), the Company shall maintain coverage reasonably equivalent to the directors and officers liability insurance that the Company currently has in place. The directors' and officers' liability insurance coverage provided by the Company shall be the same for all of its directors, including Weinstein or his designee.

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        2.   REGISTRATION RIGHTS

          2.1  DEFINITIONS. As used in this Shareholders
Agreement, the following terms shall have the following meanings:

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          The terms "register," "registered," and "registration" shall mean a registration effected by the preparation and filing of a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Shareholders Agreement, including without limitation all (i) registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Weinstein Shares being registered); (iii) printing expenses, messenger, telephone and delivery expenses; (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of partners and employees of the Company performing legal or accounting duties); (v) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of comfort letters customarily requested by underwriters); (vi) reasonable fees and expenses of one counsel for the requesting Weinstein Shareholder(s); (vii) fees and expenses of listing any Weinstein Shares on any securities exchange on which the securities are then listed; and (viii) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts or commissions attributable to the sale of any Weinstein Shares and any fees and expenses of underwriters' counsel (other than as provided in clause (ii) above).

          "Registration Rights" shall mean the rights of Weinstein Shareholder(s) to cause the Company to register
     Weinstein Shares pursuant to Section 2 of this Shareholders
     Agreement.

          "Registration Statement" shall mean any registration statement or similar document that covers any of the Weinstein Shares pursuant to the provisions of this Shareholders Agreement, including the prospectus or preliminary prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits to such Registration Statement and all material incorporated by reference in such Registration Statement.

          "SEC" shall mean the Securities and Exchange
     Commission.

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          "Securities Act" shall mean the Securities Act of 1933,
     as amended, and the rules and regulations promulgated thereunder.

          "Weinstein Shareholder(s)" shall mean Weinstein and his permitted transferees.

          "Weinstein Shares" shall mean the shares of Common
     Stock owned by Weinstein or his permitted transferee.

          2.2  DEMAND REGISTRATION.

               (a) If any time following the expiration of six months after the consummation of an initial offering of Common Stock by the Company to the general public on a primary basis that has been registered on Form S-1, S-2 or S-3 (or any successor forms) under the Securities Act (a "Qualifying IPO"), the Company shall receive a written request from any Weinstein Shareholder(s) owning Weinstein Shares ("Initiating Shareholder") that the Company file a Registration Statement covering the registration of the amount of Weinstein Shares specified in the written request of the Initiating Shareholder, then the Company shall (i) within five (5) days of the receipt of such registration request, give written notice of such registration request to all Weinstein Shareholder(s) owning Weinstein Shares, and (ii) use its commercially reasonable efforts to effect, as soon as practicable and in any event not more than 120 days after receipt of such registration request, the registration of such Weinstein Shares and shall include in such registration all Weinstein Shares with respect to which the Company receives, within the twenty
     (20) days immediately following the receipt by the Weinstein Shareholder(s) of such notice from the Company, a request for inclusion in the registration from the Weinstein Shareholder(s). Each such request from any of the Weinstein Shareholder(s) of Weinstein Shares for inclusion in the registration shall also specify the aggregate amount of Weinstein Shares proposed to be registered.

               (b) If the Initiating Shareholder intends to distribute the Weinstein Shares covered by its request by means of an underwritten public offering, it shall so advise the Company as a part of its request made pursuant to
     Section 2.2(a) hereof and the Company shall include such information in its written notice to the Weinstein Shareholder(s) required under such Section. In the event that the Initiating Shareholder intends to distribute the Weinstein Shares by means of an underwritten offering, the right of any of the Weinstein Shareholder(s) to include his Weinstein Shares in such registration shall be conditioned upon such Weinstein Shareholder(s) participation in such underwriting and the inclusion of such Weinstein Shareholder(s) Weinstein Shares in the underwriting to the extent provided herein. All Weinstein Shareholder(s) proposing to sell Weinstein Shares through such underwriting (including the Company as provided in Section 2.2(b) of this Shareholders Agreement and any other holder of securities permitted to participate in such registration pursuant to this Section 2.2(b)) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Initiating Shareholder for such underwriting (provided the same are underwriters of recognized national standing reasonably acceptable to the Company),

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     upon the terms and conditions agreed upon between
     the Company and such underwriter(s). Notwithstanding any other provision of this Section 2.2(b), if the underwriter(s) advise the Initiating Shareholder in writing that marketing or other factors require that less than 100% of the Weinstein Shares requested by the Weinstein Shareholder(s) owning Weinstein Shares be included in the underwriting, then the Company shall so advise all Weinstein Shareholder(s) owning Weinstein Shares that would otherwise be underwritten pursuant hereto, and the amount of Weinstein Shares that may be included in the underwriting shall be allocated among all Weinstein Shareholder(s) thereof, including the Initiating Shareholder, in proportion (as nearly as practicable) to the amount of Weinstein Shares which each of the Weinstein Shareholder(s) requested be included in such registration. If the amount of Weinstein Shares to be underwritten has not been so limited, the Company may include securities for its own account (or for the account of other holders) in such registration if the underwriter(s) so agree and to the extent that, in the opinion of such underwriter(s), the inclusion of such additional amount will not adversely affect the offering of the Weinstein Shares included in such registration.

               (c) The Weinstein Shareholder(s) owning Weinstein Shares will be entitled to request pursuant to this Section
     2.2 one (1) registration on Form S-1 or any similar long-form registration and one (1) registration on Form S-3 or similar short-form registrations, but in no event may Weinstein Shareholder(s) be entitled to request more than one (1) such registration in any 12-month period.

          2.3 INCIDENTAL REGISTRATION. (a) In the event that (but without any obligation to do so) the Company proposes to conduct a Qualifying IPO and KLT has informed the Company that it intends to include shares of Common Stock for resale in such offering (or, if KLT does not elect to include its shares of Common Stock for resale in such Qualifying IPO, then in the first offering registered under the Securities Act in which KLT offers its shares for resale), the Company shall promptly give each of the Weinstein Shareholder(s) written notice of such registration at least 20 days before the anticipated filing date of any Registration Statement for such offering. Upon the written request of any of the Weinstein Shareholder(s) within ten days after the receipt by such Weinstein Shareholder(s) of such notice from the Company, the Company shall cause to be registered under the Securities Act the Pro Rata Share of all of the Weinstein Shares that such Weinstein Shareholder(s) have so requested to be registered. The term "Pro Rata Share" for purposes of this
Section 2.3 shall mean the same proportion of shares of Common Stock owned by Weinstein Shareholder(s) in relation to the shares of Common Stock owned by KLT or its permitted transferees that are proposed to be included in such offering as is equal to the fraction, the numerator of which shall be the number of shares of Common Stock owned by such Weinstein Shareholder(s) and the denominator of which shall be the sum of the number of shares of Common Stock owned by such Weinstein Shareholder(s) and KLT and its permitted transferees (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock). The Company shall not be required to proceed with, or maintain the effectiveness of, any registration of its securities after giving the notice herein provided, and the right of any Weinstein Shareholder(s) to have Weinstein Shares included in such Registration Statement shall be conditioned upon participation in any underwriting to the

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extent provided herein. The Company shall
not be required to include any Weinstein Shares in such underwriting unless the Weinstein Shareholder(s) owning such shares enter into an underwriting agreement with the underwriter(s) selected by the Company in customary form, and upon terms and conditions agreed upon between the Company and such underwriter(s) (except as to monetary obligations of the Weinstein Shareholder(s) not contemplated by Section 2.7 of this Shareholders Agreement).

          (b) APPORTIONMENT IN INCIDENTAL REGISTRATION. If the offering made pursuant to Section 2.3(a) is an underwritten offering and the managing underwriter(s) of the offering inform the Company in writing that, in its opinion, the number of securities requested to be included in such registration would be likely to have an adverse effect on marketing the offering, then the Company may include all securities proposed by the Company to be sold for its own account or the maximum amount that the underwriters considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among the Weinstein Shareholder(s) and KLT and its permitted transferees (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) on the basis of the percentage of the securities sought to be registered, provided, however, that no holders of securities other than Weinstein Shareholders and KLT and its permitted transferees shall be entitled to include their securities in such registration if such limitation is imposed by the managing underwriter(s).

          2.4 REGISTRATION PROCEDURE. Whenever required under this Shareholders Agreement to effect the registration of any Weinstein Shares, the Company shall use its commercially reasonable efforts to do the following as promptly as practicable:

               (a)  prepare and file with the SEC a Registration
     Statement with      respect to such Weinstein Shares and
     cause such Registration Statement to become effective, and, upon the request of the holders of a majority of the Weinstein Shares registered thereunder, keep such Registration Statement effective for up to ninety (90) days or such shorter period as shall be required to sell all of the Weinstein Shares covered by such Registration Statement;

               (b)  prepare and file with the SEC such
     amendments, post-effective      amendments and supplements
     to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Weinstein Shares covered by such Registration Statement;

               (c)  furnish to the Weinstein Shareholder(s)
     requesting registration of Weinstein Shares, without charge, such number of copies of a prospectus, including a preliminary prospectus, and any amendments or supplements thereto as such Weinstein Shareholder(s) may reasonably request;

               (d) register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Weinstein Shareholder(s);
     provided, however, that the

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     Company shall not be required to qualify to do business, file a general consent to service of process or subject itself to taxation in any such states or jurisdictions where it would not otherwise be required to so qualify to do business or consent to service of process or subject itself to taxation;

               (e) cooperate with the Weinstein Shareholder(s) and the underwriters, if any, participating in the disposition of such Weinstein Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

               (f)  in the event of any underwritten public
     offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering, in accordance with such terms and conditions as the Company and the underwriter(s) may agree. Each Weinstein Shareholder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

               (g) notify each Weinstein Shareholder owning Weinstein Shares covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; PROVIDED that such Shareholder first agrees to maintain the confidentiality of, and not to trade on, such information until such time as the Company's counsel has advised that public disclosure has been made and a reasonable waiting period thereafter has elapsed.

               (h)  in the case of an underwritten public
     offering, furnish, at the request of any Weinstein Shareholder(s) requesting registration pursuant to this Shareholders Agreement, on the date that such Weinstein Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Shareholders Agreement, (A) an opinion of counsel representing the Company for the purposes of such registration, and (B) a letter addressed to the underwriters from independent certified public accountants of the Company, in each case to be dated such date and to be in form and substance as is customarily given by counsel or independent certified public accountants, as the case may be, to underwriters in an underwritten public offering;

          2.5 RIGHT TO WITHDRAW REGISTRATION. Notwithstanding anything herein to the contrary, the Company may delay, suspend or withdraw any registration or qualification of Weinstein Shares required pursuant this Shareholders Agreement for a reasonable period not exceeding 90 days if the Company in good faith determines that any such registration would adversely affect an offering or contemplated offering of any securities of the Company or any other contemplated material corporate event.

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          2.6  OBLIGATION OF WEINSTEIN SHAREHOLDER(S) TO FURNISH
INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Shareholders Agreement with respect to any Weinstein Shares that any of the Weinstein Shareholder(s) requesting registration of such Shareholder's shares furnish to the Company such information regarding himself or itself, the Weinstein Shares held by him or it, and the intended method of disposition of such Weinstein Shares as shall be required to effect the registration of such Selling Shareholder's Weinstein Shares.

          Each of the Weinstein Shareholder(s) agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.5 hereof, such Shareholder shall forthwith discontinue disposition of Weinstein Shares pursuant to the then current prospectus until the earliest of the following events: (i) such Shareholder is advised in writing by the Company that a new Registration Statement covering the reoffer of Weinstein Shares has become effective under the Securities Act, (ii) such Shareholder receives copies of a supplemented or amended prospectus contemplated by Section 2 hereof, or (iii) until such Shareholder is advised in writing by the Company that the use of the then current prospectus may be resumed. The Company shall use its commercially reasonable efforts to limit the duration of any discontinuance of disposition of Weinstein Shares pursuant to this paragraph.

          2.7 REGISTRATION EXPENSES. In the case of any registration of Weinstein Shares required pursuant to this Shareholders Agreement, the Company shall pay all Registration
Expenses regardless of whether the Registration Statement becomes effective.

          2.8 DELAY OF REGISTRATION. No Weinstein Shareholder(s) shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.9 MARKET STAND-OFF AGREEMENT. Each of the Weinstein Shareholder(s) hereby agrees that during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act, he or it shall not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any shares of Common Stock of the Company held by him or it at any time during such period except shares of Common Stock included in such registration, provided, however, that:

               (a)  Such agreement shall be applicable only to:
     (i) the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering and
     (ii) a demand registration pursuant to Section 2.2 with respect to an underwritten offering; and

               (b) All officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Shareholders Agreement) enter into and be bound by similar agreements.

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          In order to enforce the foregoing covenant, the Company
may impose stop-transfer instructions with respect to the Weinstein Shares of each of the Weinstein Shareholder(s) (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          2.10 TERMINATION OF REGISTRATION RIGHTS. All rights and duties provided for in this Section 2 shall terminate (a) on the third anniversary of the closing of the sale of securities pursuant to a registration statement filed by the Company under the 1933 Act in connection with a Qualifying IPO, or (b) as to each of the Weinstein Shareholder(s), at such time after the Company's initial registered offering as all Weinstein Securities held by and issuable to such Shareholder may be sold under Rule 144 of the Securities Act and as long as such Shareholder holds less than 1% of the then outstanding shares of Common Stock.

          2.11 INDEMNIFICATION AND CONTRIBUTION.

               (a) INDEMNIFICATION BY THE COMPANY. In the event any Weinstein Shares are included in a Registration Statement pursuant to this Shareholders Agreement, the Company hereby agrees to indemnify and hold harmless each of the Weinstein Shareholder(s), his or its partners, directors, officers and employees and each person, if any, who "controls" (within the meaning of the Securities Act) any Weinstein Shareholder(s) (the "Shareholder Indemnitees") against all losses, claims, damages, or liabilities, joint or several, or actions in respect thereof ("Losses") to which such Weinstein Shareholder(s) Indemnitees may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related preliminary prospectus, or any related prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Shareholder Indemnitees for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such Losses; provided, however, that the Company will not be so liable to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Weinstein Shareholder(s) or an underwriter specifically for use therein; provided further, that the Company shall not be liable, and this indemnification agreement shall not apply, to the extent that any such Losses are solely attributable to the failure of any of the Weinstein Shareholder(s) (or underwriter or agent acting on its behalf) to deliver a final prospectus (or amendment or supplement thereto) that corrects a material misstatement or omission contained in the preliminary prospectus (or final prospectus).

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               (b)  INDEMNIFICATION BY THE WEINSTEIN
     SHAREHOLDER(S) OF WEINSTEIN SHARES. With respect to written information furnished to the Company in connection with any registration pursuant to the terms of this Shareholders Agreement by or on behalf of any of the Weinstein Shareholder(s) specifically for use in a Registration Statement, any related preliminary prospectus, or any related prospectus or any supplement or amendment thereto, such Weinstein Shareholder(s) shall severally indemnify and hold harmless the Company, and its partners and employees and each person, if any, who "controls" (within the meaning of the Securities Act) the Company (the "Company Indemnitees") against any Losses to which the Company or such other person entitled to indemnification hereunder may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and such Weinstein Shareholder(s) shall reimburse the Company Indemnitees for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that the same arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, such written information. In no event shall the liability of any of the Weinstein Shareholder(s) hereunder be greater in amount than the dollar amount of the proceeds (net of the payment of all expenses by such Weinstein Shareholder(s)) received by such Weinstein Shareholder(s) upon the sale of the Weinstein Shares giving rise to such indemnification obligation.

               (c)  CONDUCT OF INDEMNIFICATION PROCEEDINGS.
     Promptly after receipt by an indemnified party hereunder of notice of any claim or the commencement of any action by a claimant not an indemnified party hereunder ("Third-Party Claim"), the indemnified party shall, if a claim for indemnification in respect thereof is to be made by such indemnified party against an indemnifying party, promptly notify such indemnifying party in writing of such Third-Party Claim as soon as is reasonably practicable after said claim is actually known to the indemnified party; provided, however, that the right of an indemnified party to be indemnified hereunder in respect of Third-Party Claims shall not be adversely affected by such indemnified party's failure to notify the indemnifying party of such Third-Party Claim unless, and then only to the extent that, an indemnifying party is actually damaged or suffers any loss or incurs any additional expense as a result thereof. If any such Third-Party Claim is brought against an indemnified party, and it promptly notifies the indemnifying party thereof, the indemnifying party shall be entitled to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. After the indemnifying party gives notice to the indemnified party of its election to assume the defense of such Third-Party Claim, (i) the indemnifying party shall not, except as provided below, be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof, (ii) the indemnifying party shall not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying party or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without such consent at its own cost and expense, and (iii) the indemnified party shall be obligated to cooperate with the indemnifying party in the investigation of such claim or action; provided, however, that the Shareholder Indemnitees may employ their own counsel to participate in the defense of a Third-Party Claim if they have been advised by counsel in writing that, in the reasonable judgment of such counsel, it is advisable for such Shareholder Indemnitees to be represented by separate counsel due to the presence of a conflict of interest between such Shareholder Indemnitees and the indemnifying party, and in such event the fees and expenses of such separate counsel shall be paid by the Company; provided further, that the Company shall not be liable for the reasonable fees and expenses of more than one separate counsel at any time for all such Shareholder Indemnitees. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened Third-Party Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Third-Party Claim) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such Third-Party Claim, or unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party that, notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification or contribution as provided in this Shareholders Agreement.

               (d) SURVIVAL OF INDEMNIFICATION. The obligations under this Section 2.11 shall survive the completion of any offering of Weinstein Shares in a Registration Statement pursuant to this Shareholders Agreement, and otherwise.

     3.   ADDITIONAL RIGHTS AND OBLIGATIONS OF WEINSTEIN AND
          PERMITTED TRANSFEREES

          3.1  RIGHT OF FIRST OFFER

               (a)  If the Company proposes to sell equity
     securities for cash to third parties other than employees of the Company prior to a Qualifying IPO, then Weinstein and his permitted transferees (collectively, the "First Offeree(s)") shall be given a Sale Notice which shall set forth (i) the number of equity securities proposed to be sold (the "First Offer Securities"), (ii) the price per share or unit of equity securities for the First Offer Securities (the "Offer Price"), and (iii) the other terms and conditions of the proposed sale of the First Offer Securities.

                (b) Upon receipt of the Sale Notice, each First Offeree shall have the option to purchase up to that number of First Offer Securities at the Offer Price as equals the product of (i) the number of First Offer Securities multiplied by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock owned by such First Offeree (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) and the denominator of which shall be the number of shares of Common Stock owned by all of the First Offerees (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) (the "PROPORTIONATE FIRST OFFER SHARE"). Upon delivery of the Sale Notice, each First Offeree shall have 5 business days (the "FIRST OFFER WINDOW") to deliver a written notice to the Company stating whether he or it elects to exercise his or its option under this Section 3.1 and the maximum number of First Offer Securities (up to all of such First Offeree's Proportionate First Offer Share) that he or it is willing to purchase, and such notice shall constitute an irrevocable commitment to purchase such First Offer Securities, subject only to such conditions as were contained in the Sale Notice. The closing of the sale of First Offer Securities to any exercising First Offeree shall occur on or before the second business day following the expiration of the First Offer Window. At such closing, the Company shall deliver a certificate or certificates representing the First Offer Securities, properly endorsed for transfer, and the exercising First Offerees shall deliver payment of the purchase price therefor.

          3.2  TAG ALONG SALES.

               (a) RIGHT TO REQUIRE SALE. Notwithstanding any other provision hereof, if KLT proposes to sell shares of Common Stock, which shares would represent more than 10% of the outstanding shares of Common Stock (assuming full conversion and exercise of all convertible and exercisable securities into Common Stock) at that time, to an unaffiliated third party (a "Interest Sale"), then upon request of Weinstein or his permitted transferees (collectively, the "Weinstein Group"), KLT will afford such member the opportunity to sell, the same percentage of shares of Common Stock held by such member at that time to such third party, at the same price and on the same terms and conditions as KLT has agreed to sell its shares of Common Stock to the unaffiliated third party. Such right shall be exercisable upon delivery by such member (a "Participating Shareholder") to the Company of a written notice accepting such opportunity within (i) three (3) (business days of the date of the Interest Sale Notice (as defined below) if the consideration is all cash or (ii) five
     (5) business days after receipt by the Participating Member of Requested Information (defined below) if the consideration other than all cash. (.

               (b) INTEREST SALE NOTICE. Prior to making any Interest Sale, KLT shall provide each member of the Weinstein Group with written notice (the "Interest Sale Notice"). If the consideration in the Interest Sale is all cash, KLT shall give the Interest Sale Notice at least four
     (4) business days prior to the proposed date of the Interest Sale ("Interest Sale Date"). In all other situations, the Interest Sale Date shall not take place until six (6) ( business days following the receipt by the applicable member of the

     Weinstein Group of all information
     (the "Requested Information") about the Interest Sale that each member of the Weinstein Group reasonably requests within two (2) business days of receiving the Interest Sale Notice. The Interest Sale Notice will identify the proposed purchaser, the percentage of Common Stock to be sold, the proposed amount and form of consideration to be paid per share, the terms and conditions of payment and, if the consideration in the Interest Sale is cash, the Interest Sale Date.

               (c) INTEREST SALE CLOSING. On the Interest Sale Date, each Participating Shareholder and KLT shall deliver certificates, notes and instruments of assignment for the securities to be sold in the Interest Sale, duly endorsed for transfer (accompanied as appropriate by stock power or powers and other appropriate instruments of assignment duly executed), to the purchaser in the manner and at the address indicated in the Interest Sale Notice, against delivery of the agreed purchase price.

          3.3 EQUAL TREATMENT IN MERGERS, CONSOLIDATION AND SALES OF ASSETS. If KLT agrees to vote in favor of a merger or consolidation of the Company with a third party, or a sale of all or substantially all of the assets of the Company to a third party, Weinstein and his permitted transferees shall be entitled to participate therein at the same price per share of Common Stock received by KLT and on the same terms and conditions as KLT. KLT and Weinstein agree, and Weinstein shall cause each of his permitted transferees to agree, not to exercise any dissenter's rights of appraisal with respect to any such merger, consolidation or sale of assets.

          3.4 DRAG-ALONG RIGHTS. If KLT agrees to sell more than 50% of the Company's fully diluted outstanding shares to a third party, or if KLT agrees to vote in favor of a merger or consolidation with a third party, or sell all or substantially all of the assets of the Company to a third party, then KLT shall have the right to require to be sold to such third party, or vote in favor thereof, all of the shares of Common Stock owned by Weinstein and his permitted transferees at the same price and on the same terms and conditions as apply to KLT with respect thereto. KLT shall provide Weinstein and his permitted transferees written notice of the transactions described above, and the terms and conditions related thereto, at least 10 days prior to the date of consummation of such transaction.

          3.5 ACCESS TO INFORMATION. During the time period that Weinstein or his designee serves as a director, Weinstein shall be granted such reasonable access to information concerning the Company as is required by law to be made available to a director of a Missouri corporation, PROVIDED that Weinstein agrees, and shall cause any designee of his to agree, (i) to maintain the confidentiality of all nonpublic information and not disclose such nonpublic information to any third parties, and
(ii) not to use any such nonpublic information for any purpose that is directly or indirectly in competition with, or otherwise injurious to, the current or proposed business of the Company or its subsidiaries. If Weinstein or his designee ceases to be a director, Weinstein shall be granted such access to nonpublic information as is required by Missouri law to be granted to shareholders of a Missouri corporation. If the Company ceases to file reports with the U.S. Securities and Exchange Commission for any reason, Weinstein shall be provided with annual audited financial statements within 90 days of the end of the Company's fiscal year and unaudited quarterly financial statements for the first three quarters of each year within 45 days of the end of the applicable quarter.

          3.6 Allocation of Net Operating Losses. Weinstein hereby consents to the allocation to, and use by, KLT and/or its affiliates of the existing and future net operating losses of the Company to offset the taxable income of KLT and/or its affiliates, except to the extent that the Company would otherwise have taxable income in the same tax year in which KLT and/or its affiliates use such net operating losses.

          3.7  RESTRICTIONS ON TRANSFER.

               (a)  Weinstein agrees that he shall not be
     permitted to transfer any of his shares of Common Stock prior to September 1, 2003 to the extent that after such sale Weinstein would own less than 15% of the fully diluted outstanding shares of Common Stock, except pursuant to tag-along and drag-along rights granted pursuant to this Shareholders Agreement.

               (b)  Any transfer of shares of Common Stock
     permitted to be transferred pursuant to this Shareholders
     Agreement shall be subject to the agreement by the transferee of such Shares to be bound by all terms and conditions of this Shareholders Agreement.

          3.8 LEGEND. All Shares shall be imprinted with a legend in substantially the following form:

          "THE SHARES OF STOCK REPRESENTED BY THIS
     CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACTS, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE REGISTRATION PROVISIONS OF SUCH ACTS OR AN EXEMPTION THEREFROM. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A CERTAIN SHAREHOLDERS AGREEMENT, BY AND AMONG THE COMPANY AND THE PURCHASER OF SUCH SHARES, COPIES OF WHICH ARE AVAILABLE AT THE PRINCIPAL OFFICES OF THE COMPANY."

     4.   TERMINATION

          4.1 COMPLETE TERMINATION. This Shareholders Agreement and all restrictions on Share transfers created hereby shall terminate on the occurrence of any of the following events:

               (a)  The issuance of an order by a court of
     competent jurisdiction declaring that the Company is bankrupt;

               (b)  The dissolution of the Company.

               (c) KLT becoming the owner of all of the shares of the Company which are then subject to this Shareholders Agreement, in which case the director designated by Weinstein for nomination shall immediately resign and all rights previously held by Weinstein shall terminate.

               (d) The execution of a written instrument by the Company and Weinstein which terminates this Shareholders
     Agreement.

          4.2 EFFECT. The termination of this Shareholders Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of its termination, except that upon termination of this Shareholders Agreement, Weinstein shall resign from the Board of Directors or cause the resignation of his designee for nomination to the Board of Directors and shall thereafter have no right arising hereunder to nominate or elect members of the Board of Directors.

     5.   GENERAL PROVISIONS

          5.1 GOVERNING LAW. This Shareholders Agreement shall be construed pursuant to the laws of the State of Missouri.

          5.2 DEFINITIONS. When used herein, the term "Shares" shall mean in all cases, except where the context clearly requires otherwise, all shares of the Company's Common Stock and Preferred Stock owned by the Shareholders. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Shareholders Agreement.

          5.3 REMEDIES FOR BREACH. The Shares are unique chattels and each party to this Shareholders Agreement shall have the remedies which are available to him or it for the violation of any of the terms of this Shareholders Agreement, including, but not limited to, the equitable remedies for specific performance and injunctive relief.

          5.4 NOTICES. All notices, requests, demands, and other communications required or permitted under this Shareholders Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either in person or by nationally recognized courier or by fax delivery to the party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section 5.4 for, or such other address as may be designated in writing hereafter by, such party:

          If to the Company:

                 Ronald G. Wasson
                 DTI Holdings, Inc.
                 8112 Maryland Avenue, Suite 400
                 St. Louis, MO 63105

          If to KLT:

                 KLT Telecom Inc.
                 10740 Nall, Suite 230
                 Overland Park KS  66211
                 Attn:  President
                 (913) 967-4302
                 (913) 967-4340  (Fax)

          With a copy to:

                 KLT Telecom Inc.
                 10740 Nall, Suite 230
                 Overland Park KS  66211
                 Attn:  General Counsel
                 (913) 967-4302
                 (913) 967-4340  (Fax)

          and to:

                 Stinson, Mag & Fizzell, P.C.
                 1201 Walnut, Suite 2800
                 Kansas City, Missouri 64106-2150
                 Fax: 816-691-3495
                 Attn:  John A. Granda, Esq.

          If to the Weinstein:

                 Richard D. Weinstein
                 14222 Kinderhook Drive
                 Chesterfield, MO  63107
                 (314) 253-6610
                 (314) 880-1545 (Fax)

          With a copy to:

                            Bryan Cave LLP
                            One Metropolitan Square, Suite 3600
                            211 N.  Broadway
                            St.  Louis, MO 63102
                            Attn:  Denis McCusker, Esq.



          5.5 AMENDMENT. This Shareholders Agreement may be amended or altered at any time if the amendment or alteration is both ratified by the Board of Directors of the Company and consented to in writing by all other parties hereto.

          5.6 CAPTIONS. The captions and headings to Sections of this Shareholders Agreement have been inserted for identification and reference purposes only and shall not be used to construe the meaning or the interpretation of this Shareholders Agreement.

          5.7 BINDING EFFECT. This Shareholders Agreement is binding upon and inures to the benefit of the Company, its successors, assigns, and transferees, and to the Shareholders and their respective heirs, personal representatives, successors and permitted assigns and transferees.

          5.8 ENTIRE AGREEMENT; AMENDMENT. This Shareholders Agreement, together with the Agreement (including schedules) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

          5.9 COUNTERPARTS. This Shareholders Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.10 SEVERABILITY. In the event that any provision of this Shareholders Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Shareholders Agreement shall continue in full force and effect without said provision.

[REST OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the Company and the Shareholders have executed this Shareholders Agreement on the day and year above written.

                              DTI Holdings, Inc.

                              By:   /s/ Gary W. Douglass
                              Name:     Gary W. Douglass
                              Title:    Senior Vice President and
                                        Chief Financial Officer


                              SHAREHOLDERS:

                              /s/ Richard D. Weinstein
                              Richard D.  Weinstein


                              KLT Telecom Inc.

                              By:  /s/ Mark R. Schroeder
                              Name:     Mark R. Schroeder
                              Title:    Vice President

                            EXHIBIT A

                SHARES OWNED BY THE SHAREHOLDERS



     NAME OF SHAREHOLDER                       NUMBER OF SHARES OWNED

     Richard D.  Weinstein               9,906,064 Shares of Common Stock

     KLT Telecom Inc.                    30,000 Shares of Preferred Stock
                                         20,093,936 Shares of Common Stock